Exhibit 1.3

OLEMA PHARMACEUTICALS, INC.

AMENDMENT NO. 1 TO SALES AGREEMENT

December 11, 2025

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated January 6, 2025 (the “Agreement”), by and between Olema Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and TD Securities (USA) LLC (“TD Cowen”). The Company and TD Cowen (collectively, the “Parties”) wish to amend the Agreement, pursuant to Section 15 of the Agreement, to increase the aggregate offering price under the Agreement (this “Amendment”). The Parties therefore hereby agree as follows:

1. Issuance and Sale of Shares. The first paragraph of Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

‘The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through TD Cowen, acting as agent and/or principal, shares (the “Placement Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $200,000,000.00 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of shares of Common Stock issued and sold under this Agreement shall be the sole responsibility of the Company, and TD Cowen shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through TD Cowen will be effected pursuant to the Registration Statement (as defined below) filed or to be filed by the Company and after such Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Placement Shares. The Company acknowledges and agrees that sales of Common Stock under this Agreement may be made through affiliates of TD Cowen, and that TD Cowen may otherwise fulfill its obligations pursuant to this Agreement to or through an affiliated broker-dealer.’

2. Agreement Heading. The reference to “$150,000,000” in the heading of the Agreement on page 1 thereof shall be removed and replaced with “$200,000,000”.

3. Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

Terms used herein but not otherwise defined are used herein as defined in the Agreement.

(Signature page follows)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof; whereupon this instrument, along with all counterparts, will become a binding agreement by the Company and TD Cowen in accordance with its terms.

Very truly yours,

OLEMA PHARMACEUTICALS, INC.

By:	/s/ Sean Bohen, M.D., Ph.D.
Name: Sean Bohen, M.D., Ph.D.
Title: President and Chief Executive Officer

The foregoing Amendment No. 1 to the Agreement is hereby confirmed and accepted as of the date first written above.

TD SECURITIES (USA) LLC

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

[Signature Page to Amendment No. 1 to Sales Agreement]